CONSENT OF
                                   ----------
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                    ----------------------------------------


The Thurlow Growth Fund, Inc.
Palo Alto, California


We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated August 13, 1999, accompanying and pertaining to the financial statements of the Thurlow Growth Fund as of June 30, 1999, which is included in such Post-Effective Amendment.



                                        /s/ Baird Kurtz & Dobson



Kansas City, Missouri
August 30, 1999